EXHIBIT 10.1


                    CERTIFICATE OF DESIGNATION, PREFERENCES,

                             RIGHTS AND LIMITATIONS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                              CALIBRE ENERGY, INC.

         PURSUANT to Section 78.1955 of the Nevada Revised Statutes (the "NRS"), CALIBRE ENERGY, INC., a corporation organized and existing under the NRS (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by its Articles of Incorporation, as amended, and pursuant to the provisions of Section 78.1955 of the NRS, such Board of Directors, duly adopted a resolution providing for the establishment of a series of 8,000,000 shares of the Corporation's preferred stock, par value $.001 per share ("Preferred Stock"), to be designated "Series A Convertible Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows;

         RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, as amended, there shall be established and authorized for issuance a series of the Corporation's Preferred Stock, par value $.001 per share, designated "Series A Convertible Preferred Stock", consisting of 8,000,000 shares, each of the par value of $0.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

                  A. Designation. The Series A Convertible Preferred Stock having the rights, preferences, privileges and restrictions set forth below shall be designated and known as "Series A Convertible Preferred Stock."

                  B. Number of Shares of Series A Convertible Preferred Stock. The number of shares constituting all of the Series A Convertible Preferred Stock shall be 8,000,000.

                  C. Dividends. Dividends shall be payable on the Series A Convertible Preferred Stock if, as and when dividends are declared and paid by the Corporation on its common stock, $.001 par value per share ("Common Stock"), so that each holder of a share of Series A Convertible Preferred Stock shall be entitled to receive the amount of dividends such holder would have received if its shares of Series A Convertible Preferred Stock had already been converted into shares of Common Stock pursuant to the terms hereof.

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                  D.  Voting.  The  voting  power  of each  share  of  Series  A
     Convertible Preferred Stock shall be equal to the number of votes required to cause the aggregate of the votes entitled to be cast by all of the issued and outstanding Series A Convertible Preferred Stock to equal 51% of all votes entitled to be cast by all classes of stock of the Corporation. The Series A Convertible Preferred Stock shall be entitled to vote on any and all matters brought to a vote of holders of Common Stock. Holders of Series A Convertible Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided to the holders of the Common Stock pursuant to the Corporation's Bylaws and applicable statutes.

                  E. Liquidation Preference.

                    (1) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "liquidation event"), a holder of the Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, prior to the holders of the common stock of the Corporation and the holders of Preferred Stock with rights junior to the Series A Convertible Preferred Stock, for each share of Series A Convertible Preferred Stock held by such holder, $.625 per share (the "Liquidation Preference").

                    (2) After payment has been made to the holders of the Series A Convertible Preferred Stock of the full preferential amounts to which they shall be entitled pursuant to this Section E(1), if any, except as otherwise set forth in the Corporation's Article of Incorporation or any other document establishing an additional series of Preferred Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of Common Stock. After the payment or distribution to the holders of the Series A Convertible Preferred Stock of their full preferential amounts have been made, the holders of Series A Convertible Preferred Stock shall not be entitled to any additional distributions with respect to the Series A Convertible Preferred Stock.

                    (3) Prior to a liquidation event, the Corporation shall (to the extent practicable), no later than fifteen (15) days prior to the liquidation event, give written notice of such liquidation event to all holders of Series A Convertible Preferred Stock.


                  F. Conversion Rights.

                    (1) Each holder of shares of Series A Convertible Preferred Stock shall be entitled at any time to cause any or all of such shares to be converted into shares of Common Stock on the basis of the Conversion Ratio then in effect, as determined pursuant to the provisions of this Section F, provided, however, that the conversion of the Series A Convertible Preferred Stock shall not be effective until the Articles of Incorporation of the Company have been amended to increase the number of authorized shares of Common Stock to at least 200,000,000 shares (the "Amendment").

                    (2) Each share of Series A Convertible Preferred Stock shall be convertible into shares of Common Stock based on the ratio required to cause the number of shares of Common Stock issuable upon the conversion of 8,000,000 shares of Series A Preferred Stock to equal 75% of the number of shares of Common Stock then issued and outstanding (the "Conversion Ratio").


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                    (3) Each  holder of  Series A  Convertible  Preferred  Stock desiring to convert any or all of such shares into shares of Common Stock pursuant to paragraph (1) of this Section F shall surrender the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Convertible Preferred Stock by the Corporation or the transfer agent for the Series A Convertible Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (a) the number of shares of Series A Convertible Preferred Stock to be converted, and (b) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                    (4) Upon surrender of a certificate representing a share or shares of Series A Convertible Preferred Stock for conversion pursuant to paragraph (3) of this Section F, the Corporation shall, within five (5) business days of such surrender, issue and send (with receipt to be acknowledged) to the holder thereof, at the address designated by such holder, a certificate or certificates for the number of validly issued, fully paid and non-assessable shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder a new certificate or certificates representing the number of shares of Series A Convertible Preferred Stock which shall not have been converted.

                    (5) The issuance by the Corporation of shares of Common Stock pursuant to this Section F shall be effective as of the earlier of (a) the delivery to such holder of the certificates representing the shares of Common Stock issued upon conversion thereof, or (b) immediately prior to the close of business on the day of surrender of the certificate or certificates for the shares of Series A Convertible Preferred Stock to be converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto) as provided in this Certificate of Designation. On and after the effective day of the conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

                    (6) The Corporation shall not be obligated to issue and deliver any fractional share of Common Stock upon any conversion of shares of Series A Convertible Preferred Stock, but in lieu thereof shall pay to the holder converting such Series A Convertible Preferred Stock an amount of cash equal to the fractional share of Common Stock that otherwise would have been issued upon conversion rounded to the nearest 1/100th of a share of Common Stock multiplied by the conversion price indicated by the Conversion Ratio and the Liquidation Preference then in effect.

                    (7) After the Amendment becomes effective, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury shares, solely for issuance upon the conversion of shares of Series A Convertible Preferred Stock as herein provided, free from any

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preemptive  rights,  such number of shares of Common  Stock as shall be issuable upon the conversion of all the shares of Series A Convertible Preferred Stock then outstanding.

                    (8) The Series A Convertible Preferred Stock shall be automatically converted without any action or notice from either the Corporation or any holder of the Series A Convertible Preferred Stock into shares of Common Stock as provided in this Paragraph F on April 30, 2009, provided, however, that if for any reason the Amendment has not become effective as of such date, then such automatic conversion shall be deferred and become effective when the Amendment becomes effective.

                  G. Anti-dilution  Adjustments.  If, prior to the conversion of all of the Series A Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, which is not deemed to be a liquidation event pursuant to Section E hereof, then the holders of Series A Convertible Preferred Stock shall thereafter have the right to receive upon conversion of Series A Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the holder would have been entitled to receive in such transaction had the Series A Convertible Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Ratio and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction subject to this Section G unless
(a) it first gives fifteen (15) calendar days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the holders of the Series A Convertible
Preferred Stock shall be entitled to convert their Series A Convertible Preferred Stock into shares of Common Stock to the extent permitted hereby), or
(b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation of the Corporation under the this Designation and the Articles of Incorporation of the Corporation.

                  H. Amendment. The Corporation may amend this Certificate of Designation only with the approval of a majority of the Series A Convertible Preferred Stock issued and outstanding.

                  I. Miscellaneous.

                    (1) Except as specifically set forth herein, all notices or communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier addressed (a) if to the Corporation, to its office at 1667 K Street NW, Suite 1230, Washington, D.C. 20006, Telecopier: 202/223-4406, and (b) if to the holder of the Series A Convertible Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation or to such other address as the Corporation or such holder, as the case may be,


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shall  have  designated  by  notice   similarly  given.  All  such  notices  and
communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, registered or certified mail, return receipt requested, postage prepaid, if mailed; when received after being deposited in the regular mail; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; and when receipt is acknowledged, if by telecopier, so long as followed up on the same day by overnight courier.

                    (2) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Series A Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment described in this sentence unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                    (3) In the event that the holder of shares of Series A Convertible Preferred Stock shall not by written notice designate the address to which the certificate or certificates representing shares of Common Stock to be issued upon conversion of such shares should be sent, the Corporation shall be entitled to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation or any transfer agent for the Series A Convertible Preferred Stock.

                    (4) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series A Convertible Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Convertible Preferred Stock.

                    (5) The Corporation shall appoint, and from time to time may replace, a conversion agent for the Series A Convertible Preferred Stock. Upon any such replacement of the conversion agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Convertible Preferred Stock.

                    (6) Any Series A Convertible Preferred Stock redeemed, purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such Series A Convertible Preferred Stock and shall be retired promptly after the acquisition thereof and returned to the authorized and unissued shares of Preferred Stock of the Corporation.

                    (7) The Series A Convertible Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance


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with applicable federal and state securities laws and any applicable  agreements between the Corporation and the holders of Series A Convertible Preferred Stock.

                           (8) Nothing  contained  herein  shall be construed to
prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock with dividend and/or liquidation preferences junior to the Series A Convertible Preferred Stock.

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         IN WITNESS WHEREOF, Calibre Energy, Inc. has caused this Certificate of
Designation to be signed by a duly authorized representative on this 13th day of April, 2007.

                               CALIBRE ENERGY, INC.



                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
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